Motorola Announces Second-Quarter Sales and Earnings
Second-Quarter Highlights
•	Sales of $8.7 billion

•	GAAP net loss from continuing operations of $0.02 per share, including net charges of $0.04 per share from highlighted items

•	Handset shipments of 35.5 million units, including shipment of the 100 millionth RAZR and initial shipments of the new RAZR2 and the multimedia MOTO Z8

•	Home & Networks Mobility sales of $2.6 billion, an increase of 9 percent compared to last year

•	Enterprise Mobility Solutions sales of $1.9 billion, an increase of 42 percent compared to last year, reflecting continued strong results from the Symbol business acquired in January 2007
SCHAUMBURG, Ill. — 19 July 2007 — Motorola, Inc. (NYSE: MOT) today reported sales of $8.7 billion for the second quarter of 2007. The GAAP net loss from continuing operations for the second quarter of 2007 was $0.02 per share, which includes net charges of $0.04 per share related to workforce reductions and an insurance litigation matter.
“This was a challenging quarter for Motorola in which revenue fell short of our expectations due to a decline in mobile device unit shipments,” said Ed Zander, chairman and chief executive officer. “However, I am pleased with the solid results within our Home and Networks Mobility and Enterprise Mobility Solutions businesses. Our vision of seamless mobility and the mobile Internet continues to resonate with our customers and partners worldwide. We remain confident that we are taking the right steps to deliver improved performance and to create long-term value for Motorola shareholders.”
“Our efforts are focused on improving cash flow from operations and enhancing profitability,” said Tom Meredith, chief financial officer. “In addition to cost controls and headcount reductions, which we expect will result in cost savings of $1 billion in 2008, we intend to significantly improve our cash conversion cycle and our return on invested capital.”

Operating Results
Mobile Devices segment sales were $4.3 billion, down 40 percent compared with the year-ago quarter. Excluding highlighted items, the segment incurred an operating loss of $264 million, compared with operating earnings of $804 million in the year-ago quarter. Lower sales and earnings are attributable to lower overall unit volumes, particularly in Asia, and the Europe, Middle East and Africa region. Motorola’s share of the global handset market for the quarter is estimated to be 13.5%.
During the quarter, Mobile Devices:
•	Shipped 35.5 million handsets, with continued leadership in North America and Latin America

•	Shipped the 100 millionth RAZR

•	Began shipping several new products, including the EV-DO RAZR2, the Q9, the MOTO Z8 and the Linux/Java platform-based GSM RAZR2 and ROKR Z6

•	Earned recognition by J.D. Power and Associates for the highest rating in a U.S. consumer satisfaction survey for mobile phones, citing strengths in design, operation and features
“We are committed to improving the performance of the Mobile Devices business. We announced strong new leadership, began shipping a number of new products, and are implementing aggressive cost controls,” said Greg Brown, president and chief operating officer.
Home and Networks Mobility, which includes the newly combined Connected Home Solutions and Networks businesses, had segment sales of $2.6 billion, up 9 percent compared with the year-ago quarter. Excluding highlighted items, operating earnings were $207 million, compared with operating earnings of $246 million in the year-ago quarter.
During the quarter, Home and Networks Mobility:
•	Had strong demand for high-end HD DVR and IPTV devices, as well as the new digital cable host products

•	Announced plans to acquire Terayon Communication Solutions

•	Continued its momentum in mobile broadband with WiMax
Enterprise Mobility Solutions, which includes the company’s two enterprise businesses — Government and Public Safety and Enterprise Mobility, had segment sales of $1.9 billion, up 42 percent compared with the year-ago quarter. Excluding highlighted items, operating earnings were $302 million, compared with operating earnings of $252 million in the year-ago quarter.

During the quarter, Enterprise Mobility Solutions:
•	Won a new country-wide Public Safety contract in Denmark

•	Saw strong demand for enterprise products globally, particularly in EMEA and Asia Pacific

•	Continued to gain momentum and realize cost synergies from the Symbol acquisition
Outlook
The company’s outlook for earnings per share from continuing operations in the third quarter is flat to slightly up compared to second quarter earnings from continuing operations excluding highlighted items. This outlook excludes any reorganization of business charges associated with the company’s operating expense reduction initiatives, as well as any other items of the variety highlighted by the company in its quarterly earnings releases. While the company does not expect the Mobile Devices business to be profitable for the full year, it does expect its financial results to improve in the second half of the year.
Conference Call and Webcast
Motorola will host its quarterly conference call beginning at 8:00 a.m. Eastern Time (USA) on Thursday, July 19th, 2007. The conference call will be web-cast live with audio and slides at www.motorola.com/investor.
Consolidated GAAP Results
A comparison of results from operations is as follows:

	Second Quarter
(In millions, except per share amounts)	2007	2006

Net sales	$8,732	$10,820
Gross margin	2,453	3,357
Operating earnings (loss)	(158)	1,522
Earnings (loss) from continuing operations	(38)	1,349
Net earnings (loss)	(28)	1,384
Diluted earnings (loss) per common share:
Continuing operations	$(0.02)	$0.54
Discontinued operations	0.01	0.01

	$(0.01)	$0.55

Weighted average diluted common shares outstanding	2,296.3	2,522.0

Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to: (1) Motorola’s financial outlook for the remainder of 2007; (2) future cost savings from recently implemented costs controls and headcount reductions; and (3) expected improvements in Motorola’s cash conversion cycle and return on invested capital. Motorola cautions the reader that the risk factors below, as well as those on pages 16 through 24 in Item 1A of Motorola’s 2006 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the company’s ability to improve financial performance and increase market share in its mobile devices business; (2) the level of demand for the company’s products; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) the company’s ability to continue generating meaningful savings from supply-chain improvements, manufacturing consolidation and other cost-reduction initiatives; (5) the company’s ability to recognize benefits from its recent changes in business alignment; (6) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (8) unexpected negative consequences from the company’s ongoing restructuring and cost-reduction activities; (9) risks related to dependence on certain key suppliers; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income generated from licensing the company’s intellectual property; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings, including without limitation any relating to the Iridium project; (15) the timing and levels at which design wins become actual orders and sales; (16) the impact of foreign currency fluctuations; (17) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (18) the impact on the company from ongoing consolidation in the telecommunications and broadband industries; (19) the impact of changes in governmental policies, laws or regulations; (20) the outcome of currently ongoing and future tax matters; and (21) unforeseen negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.8 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.motorola.com.
# # #
Jennifer Erickson
Motorola, Inc.
+1-847-435-5320
jennifer.erickson@motorola.com
Investor Contact:
Dean Lindroth
Motorola, Inc.
+1-847-576-6899
dean.lindroth@motorola.com
MOTOROLA and the stylized M Logo are registered in the U.S. Patent & Trademark Office. All other product or service names are the property of their respective owners.© Motorola, Inc. 2007

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	June 30, 2007	March 31, 2007	July 1, 2006
Net sales	$8,732	$9,433	$10,820
Costs of sales	6,279	6,979	7,463

Gross margin	2,453	2,454	3,357

Selling, general and administrative expenses	1,296	1,313	1,154
Research and development expenditures	1,115	1,117	1,035
Other charges (income)	103	200	(374)
Intangibles amortization and IPR&D	97	190	20

Operating earnings (loss)	(158)	(366)	1,522

Other income (expense):
Interest income, net	32	41	70
Gains (loss) on sales of investments and businesses, net	5	(1)	5
Other	17	(1)	126

Total other income	54	39	201

Earnings (loss) from continuing operations before income taxes	(104)	(327)	1,723
Income tax expense (benefit)	(66)	(109)	374

Earnings (loss) from continuing operations	(38)	(218)	1,349

Earnings from discontinued operations, net of tax	10	37	35

Net earnings (loss)	$(28)	$(181)	$1,384

Earnings (loss) per common share
Basic:
Continuing operations	$(0.02)	$(0.09)	$0.55
Discontinued operations	0.01	0.01	0.01

	$(0.01)	$(0.08)	$0.56

Diluted:
Continuing operations	$(0.02)	$(0.09)	$0.54
Discontinued operations	0.01	0.01	0.01

	$(0.01)	$(0.08)	$0.55

Weighted average common shares outstanding
Basic	2,296.3	2,372.3	2,464.4
Diluted	2,296.3	2,372.3	2,522.0

Dividends paid per share	$0.05	$0.05	$0.04

	Percentage of Net Sales*

Net sales	100%	100%	100%
Costs of sales	71.9%	74.0%	69.0%

Gross margin	28.1%	26.0%	31.0%

Selling, general and administrative expenses	14.8%	13.9%	10.7%
Research and development expenditures	12.8%	11.8%	9.6%
Other charges (income)	1.2%	2.1%	-3.5%
Intangibles amortization and IPR&D	1.1%	2.0%	0.2%

Operating earnings (loss)	-1.8%	-3.9%	14.1%

Other income (expense):
Interest income, net	0.4%	0.4%	0.6%
Gains (loss) on sales of investments and businesses, net	0.1%	0.0%	0.0%
Other	0.2%	0.0%	1.2%

Total other income	0.6%	0.4%	1.9%

Earnings (loss) from continuing operations before income taxes	-1.2%	-3.5%	15.9%
Income tax expense (benefit)	-0.8%	-1.2%	3.5%

Earnings (loss) from continuing operations	-0.4%	-2.3%	12.5%

Earnings from discontinued operations, net of tax	0.1%	0.4%	0.3%

Net earnings (loss)	-0.3%	-1.9%	12.8%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Six Months Ended
	June 30, 2007	July 1, 2006
Net sales	$18,165	$20,452
Costs of sales	13,258	14,164

Gross margin	4,907	6,288

Selling, general and administrative expenses	2,609	2,223
Research and development expenditures	2,232	1,999
Other charges (income)	303	(345)
Intangibles amortization and IPR&D	287	40

Operating earnings (loss)	(524)	2,371

Other income (expense):
Interest income, net	73	137
Gains on sales of investments and businesses, net	4	156
Other	16	107

Total other income	93	400

Earnings (loss) from continuing operations before income taxes	(431)	2,771
Income tax expense (benefit)	(175)	766

Earnings (loss) from continuing operations	(256)	2,005

Earnings from discontinued operations, net of tax	47	65

Net earnings (loss)	$(209)	$2,070

Earnings (loss) per common share
Basic:
Continuing operations	$(0.11)	$0.81
Discontinued operations	0.02	0.03

	$(0.09)	$0.84

Diluted:
Continuing operations	$(0.11)	$0.79
Discontinued operations	0.02	0.03

	$(0.09)	$0.82

Weighted average common shares outstanding
Basic	2,337.1	2,477.7
Diluted	2,337.1	2,538.8

Dividends paid per share	$0.10	$0.08

	Percentage of Net Sales*

Net sales	100%	100%
Costs of sales	73.0%	69.3%

Gross margin	27.0%	30.7%

Selling, general and administrative expenses	14.4%	10.9%
Research and development expenditures	12.3%	9.8%
Other charges (income)	1.7%	-1.7%
Intangibles amortization and IPR&D	1.6%	0.2%

Operating earnings (loss)	-2.9%	11.6%

Other income (expense):
Interest income, net	0.4%	0.7%
Gains on sales of investments and businesses, net	0.0%	0.8%
Other	0.1%	0.5%

Total other income	0.5%	2.0%

Earnings (loss) from continuing operations before income taxes	-2.4%	13.5%
Income tax expense (benefit)	-1.0%	3.7%

Earnings (loss) from continuing operations	-1.4%	9.8%

Earnings from discontinued operations, net of tax	0.3%	0.3%

Net earnings (loss)	-1.2%	10.1%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	June 30,	December 31,	July 1,
	2007	2006	2006
Assets
Cash and cash equivalents	$2,770	$2,816	$3,401
Sigma Funds	4,858	12,204	10,801
Short-term investments	1,063	620	188
Accounts receivable, net	5,492	7,509	6,420
Inventories, net	3,016	3,162	2,716
Deferred income taxes	1,930	1,731	2,123
Other current assets	2,680	2,933	2,440
Current assets held for sale	—	—	339

Total current assets	21,809	30,975	28,428

Property, plant and equipment, net	2,586	2,267	2,084
Investments	952	895	1,395
Deferred income taxes	2,157	1,325	991
Goodwill	4,589	1,706	1,494
Other assets	2,520	1,425	1,310
Non-current assets held for sale	—	—	302

Total assets	$34,613	$38,593	$36,004

Liabilities and Stockholders Equity
Notes payable and current portion of long-term debt	$1,775	$1,693	$490
Accounts payable	3,493	5,056	4,134
Accrued liabilities	7,608	8,676	7,149
Current liabilities held for sale	—	—	281

Total current liabilities	12,876	15,425	12,054

Long-term debt	2,590	2,704	3,758
Other liabilities	4,184	3,322	2,907
Non-current liabilities held for sale	—	—	8

Stockholders’ equity	14,963	17,142	17,277

Total liabilities and stockholders’ equity	$34,613	$38,593	$36,004

Financial Ratios:
Days Sales Outstanding (including net Long-term receivables)	57	58	54
Cash Conversion Cycle	50	38	36
ROIC	13%	30%	33%
Net Cash	$4,326	$11,243	$10,142

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions, except per share amounts)
(Unaudited)

	Six Months Ended
	June 30, 2007	July 1, 2006
Operating
Net earnings (loss)	$(209)	$2,070
Less: Earnings from discontinued operations	47	65

Earnings (loss) from continuing operations	(256)	2,005
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	446	261
Other, net	(90)	574
Changes in assets and liabilities, net	(127)	(1,641)

Net cash provided by (used for) operating activities from continuing operations	(27)	1,199

Investing
Acquisitions and investments, net	(4,237)	(249)
Proceeds from sales of investments and businesses	61	238
Capital expenditures	(270)	(249)
Other, net	6,976	77

Net cash provided by (used for) investing activities from continuing operations	2,530	(183)

Financing
Issuance of common stock	212	336
Purchase of common stock	(2,360)	(1,653)
Other, net	(359)	(86)

Net cash used for financing activities from continuing operations	(2,507)	(1,403)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(42)	14
Net cash provided by (used for) discontinued operations	—	—

Net decrease in cash and cash equivalents	(46)	(373)
Cash and cash equivalents, beginning of period	2,816	3,774
Cash and cash equivalents, end of period	$2,770	$3,401

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s net sales by reportable segment for the quarters and six months ended June 30, 2007 and July 1, 2006.

	Net Sales
	Quarter Ended	Quarter Ended	% Change from
	June 30, 2007	July 1, 2006	2006

Mobile Devices	$4,273	$7,140	-40%
Home & Networks Mobility	2,564	2,343	9%
Enterprise Mobility Solutions	1,920	1,355	42%

Segment Totals	8,757	10,838	-19%
Other and Eliminations	(25)	(18)	-39%

Company Totals	$8,732	$10,820	-19%

	Net Sales
	Six Months Ended	Six Months Ended	% Change from
	June 30, 2007	July 1, 2006	2006

Mobile Devices	$9,681	$13,543	-29%
Home & Networks Mobility	4,901	4,458	10%
Enterprise Mobility Solutions	3,637	2,492	46%

Segment Totals	18,219	20,493	-11%
Other and Eliminations	(54)	(41)	-32%

Company Totals	$18,165	$20,452	-11%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s operating earnings (loss) by reportable segment for the quarters and six months ended June 30, 2007 and July 1, 2006.

	Operating Earnings (Loss)
	Quarter Ended	Quarter Ended
	June 30, 2007	July 1, 2006
Mobile Devices	$(332)	$804
Home & Networks Mobility	191	222
Enterprise Mobility Solutions	303	239

Segment Totals	162	1,265
Other and Eliminations	(320)	257

Company Totals	$(158)	$1,522

	Operating Earnings (Loss)
	Six Months Ended	Six Months Ended
	June 30, 2007	July 1, 2006
Mobile Devices	$(565)	$1,506
Home & Networks Mobility	358	383
Enterprise Mobility Solutions	434	381

Segment Totals	227	2,270
Other and Eliminations	(751)	101

Company Totals	$(524)	$2,371

Motorola, Inc. and Subsidiaries
Financial Ratios Definitions
Cash Conversion Cycle = DSO + DIO – DPO
•	Days sales outstanding (DSO) = (Accounts receivable + Long term receivables) / (Three months of net sales / 90)
•	Days inventory outstanding (DIO) = Inventory / (Three months of cost of sales / 90)
•	Days payable outstanding (DPO) = Accounts payable / (Three months of cost of sales / 90)
Return on Invested Capital (ROIC)

(12 month Rolling Operating Earnings excluding Highlighted Items and including Foreign Currency Gain/(Loss)) Tax Affected
Rolling ROIC	=	4 Quarter Average (Stockholder’s Equity + Total Debt – Excess Cash*)

*	Excess Cash = Rolling 4 Quarter Average of Total Cash & Short-term Investments – 5% of Rolling Net Sales
Net Cash = Cash and cash equivalents + Sigma Funds + Short-term investments – Notes payable and current portion of long-term debt – Long-term Debt